Exhibit 99.1

For immediate release	For More Information: F. Scott Dueser, Chairman, President & CEO 325.627.7155

FIRST FINANCIAL ANNOUNCES BOARD ELECTION AND

INCREASED DIVIDEND AT ANNUAL MEETING

ABILENE, Texas, April 24, 2018 – In connection with the 2018 Annual Shareholders’ Meeting, the Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) today declared a $0.21 per share cash dividend for the second quarter, an increase of 10.53 percent over 2017, which will be paid to shareholders of record on June 15, 2018, with payment set for July 2, 2018.

At the Shareholders’ Meeting, shareholders reelected ten existing members to the Board of Directors. The reelected directors are April Anthony, CEO of Encompass Home Health and Hospice and Homecare Homebase, Dallas; Tucker S. Bridwell, President of Mansfeldt Investment Corporation, Abilene; David Copeland, President, SIPCO, Inc., and Shelton Family Foundation, Abilene; F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Abilene; Murray Edwards, Principal, The Edwards Group, Clyde; Ron Giddiens, investment and business consulting, San Angelo; Tim Lancaster, President and CEO of Hendrick Health System, Abilene; Kade Matthews, ranching and investments, Amarillo; Ross Smith, Jr., Chairman and President of Akrotex Inc., Orange; and Johnny E. Trotter, President and CEO, Livestock Investors, Ltd., Hereford.

In other business, shareholders ratified the Board’s selection of Ernst & Young LLP as the Company’s independent auditors and approved the advisory vote on compensation of named executive officers.

Shareholders also recognized Steven L. Beal, former President and Chief Operating Officer of Concho Resources Inc., Brownwood, Texas, who chose not to stand for reelection to the board of directors after eight years of dedicated service to the Company.

“We are excited to announce this increase in our quarterly cash dividend for our shareholders,” said F. Scott Dueser, Chairman, President and CEO. “We are also honored that such a large percentage of our shareholders voted to reelect the Board of Directors, ratified the Company’s auditors and passed the proposal on executive compensation. In addition, we want to thank Mr. Beal for the dedication and leadership he has provided throughout his tenure on the board.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 72 locations in Texas, following the close of this acquisition, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood,

Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.